Exhibit 99.1

News Announcement

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING PRICES $300 MILLION OF
5.875% SENIOR NOTES DUE 2021

Wyomissing, PA (October 21, 2013) — Penn National Gaming, Inc. (PENN:Nasdaq) (“Penn”) announced today the pricing of $300 million principal amount of new 5.875% Senior Notes due 2021, which will be issued in a private placement.  The new notes will be issued at par.  The notes will be senior unsecured obligations of Penn and will not be guaranteed.

The issuance of the notes is expected to close on or about October 30, 2013, subject to customary closing conditions. Penn intends to use proceeds of the proposed offering, together with proceeds of certain other financings and cash on hand, to repay its existing senior secured credit facilities, to fund the repurchase and/or redemption of any and all of its 8.75% Senior Subordinated Notes due 2019, to pay related fees and expenses and for working capital purposes.

The offering will be made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States pursuant to Regulation S.  The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities with a focus on slot machine entertainment.  Upon completing the proposed separation from Gaming and Leisure Properties, Inc., the Company will operate twenty-six facilities in seventeen jurisdictions, including Florida, Illinois, Indiana, Iowa, Kansas, Maine, Maryland, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario.  Upon separation, in aggregate, Penn National’s operated facilities will feature approximately 31,000 gaming machines, 800 table games, 2,900 hotel rooms and 8.8 million of property square footage.

Forward-Looking Statements

This press release includes “forward-looking statements,” including statements about the offering, including the closing of the offering and the anticipated use of proceeds therefrom, and other transactions, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about Penn and its subsidiaries, and accordingly, any forward looking statements are qualified in their entirety by reference to the factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). Important factors that could cause actual results to differ materially from the forward looking statements include, without limitation, risks related to the following: the proposed transactions, including the proposed spin-off from Penn of Gaming and Leisure Properties, Inc. (“GLPI”), our ability to raise the capital necessary to finance the spin-off and related transactions, our ability to consummate the proposed transactions on the timeline and at the costs expected and to achieve the expected benefits thereof, Penn’s ability to successfully conduct and expand Penn’s business and GLPI’s ability to successfully conduct its business following the consummation of the proposed transactions and the diversion of management’s attention from Penn’s business; Penn’s ability to obtain timely regulatory approvals required to operate and manage Penn’s facilities, or other delays or impediments to implementing Penn’s business plan, including favorable resolution of any related litigation; Penn’s ability to secure state and local permits and approvals necessary for construction; construction factors, including delays, unexpected remediation costs, local opposition and increased cost of labor and materials; Penn’s ability to reach agreements with the thoroughbred and harness horseman in Ohio in connection with the proposed relocations and to otherwise maintain agreements with Penn’s horseman, pari-mutuel clerks and other organized labor groups; the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which Penn do or seek to do business (such as a smoking ban at any of Penn’s facilities); the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; the activities of Penn’s competitors and the rapid emergence of new competitors (traditional, internet and sweepstakes based); increases in the effective rate of taxation at any of Penn’s properties or at the corporate level; Penn’s ability to identify attractive acquisition and development opportunities and to agree to terms with partners for such transactions; financial, operational, regulatory or other potential challenges of the subsidiary of GLPI from whom Penn will lease substantially all of the properties on which Penn conducted gaming operations after the spin-off; the fact that Penn will lease a significant number of its properties and significant portions of Penn’s cash flows will be required to be paid as rent after the spin-off; any unscheduled disruptions in Penn’s technology services or interruption in the supply of electrical power; the costs and risks involved in the pursuit of such opportunities and Penn’s ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; Penn’s expectations for the continued availability and cost of capital; the outcome of pending legal proceedings; changes in accounting standards; Penn’s dependence on key personnel; the impact of terrorism and other international hostilities; the impact of weather; and other factors discussed in Penn’s filings with the SEC. All subsequent written and oral forward looking statements attributable to Penn or persons acting on Penn’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. Penn undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

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